Exhibit 10.2

Beijing AmazGame Age Internet Technology Co., Ltd.

Beijing Gamease Age Digital Technology Co., Ltd.

Tao Wang

Dewen Chen

And

Beijing Century High-Tech Investment Co., Ltd

LOAN ASSIGNMENT AND EQUITY INTEREST TRANSFER AGREEMENT

April 15, 2015

1.	Loan Assignment and Equity Interest Transfer	2

2.	Representations, Warrants and Undertakings	3

3.	Non-disclosure Obligation	4

4.	Notices	4

5.	Applicable Law and Dispute Resolution	5

6.	Others	6

Loan Assignment and Equity Interest Transfer Agreement

This loan assignment and equity interest transfer agreement (this “Agreement”) is entered into as of April 15, 2015 by the following parties in Beijing, the People’s Republic of China (“PRC”).

Party A: Beijing AmazGame Age Internet Technology Co., Ltd., with the registered address of No. 1210, Building 3, No. 3 Xijing Road, Badachu High-Tech Zone, Shijingshan District, Beijing;

Party B: Tao Wang, with the address of Floor 2, east wing of Jing Yan Restaurant, No.29 Shijingshan Road, Shijingshan District, Beijing and the ID number of 352101197504300812;

Party C: Beijing Century High-Tech Investment Co., Ltd, with the registered address of No.1 Zhong Guan Cun Dong Lu, Sohu Internet Plaza 10-08, Haidian District, Beijing;

Party D: Beijing Gamease Age Digital Technology Co., Ltd., with the registered address of Floor 2, east wing of Jing Yan Restaurant, No.29 Shijingshan Road, Shijingshan District, Beijing;

Party E: Dewen Chen, with the address of B Tower, Changyou Building, No.65 Bajiao East Road, Shijingshan District, Beijing and the ID number of 352101197504040811.

WHEREAS

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC laws;

2.	Party C is a limited liability company duly incorporated and validly existing under the PRC laws;

3.	Party D is a limited liability company duly incorporated and validly existing under the PRC laws;

4.	Party B and Party E are PRC citizens; and Party B is the shareholder of Party D holding 60% equity interest therein by contributing RMB 6,000,000 to Party D (“Party B’s Original Capital Contribution”);

5.	Party A and Party B entered into a loan agreement on August 20, 2008 (“Original Loan Agreement”), according to which Party A provided Party B with a interest-free loan of RMB 6,000,000 and Party B has received such loan and use it to repay the loan which is borrowed by Party B in order to subscribe Party B’s Original Capital Contribution for 60% equity interest in Party D;

6.	Party A and Party B entered in an Equity Interest Pledge Agreement and an Equity Interest Purchase Agreement on August 20, 2008 based on the aforesaid Original Loan Agreement and other relevant agreements entered into by Party A and Party D; and

7.	Party A, Party B, Party D and Party E entered into a Business Operation Agreement (“Original Business Operation Agreement”) on June 23, 2010;

8.	Party B would like to transfer its 60% equity interest in Party D to Party C, and Party C would like to accept such equity interest transfer and be assigned such interest-free loan of RMB 6,000,000 borrowed by Party B from Party A and the related rights and obligations; and Party C agrees to accept the rights and obligations under the Original Loan Agreement, the Equity Interest Pledge Agreement and the Equity Interest Purchase Agreement as the shareholder of Party D.

NOW, THEREFORE, in order to clarify the parties’ rights and obligations, through friendly consultations, the parties hereby agree as follows:

1.	Loan Assignment and Equity Interest Transfer

1.1	Subject to the terms and conditions of this Agreement, Party B agrees to transfer 60% equity interest (“Transferred Equity Interest”) in party D held by it to Party C and Party C agrees to accept such Transferred Equity Interest; and Party A agrees such equity interest transfer.

1.2	Party A, Party B and Party C agrees that the purchase price of the Transferred Equity Interest shall be the Party B’s Original Capital Contribution responding to the Transferred Equity Interest, which is RMB 6,000,000.

1.3	All parties agree that, as the consideration of the Transferred Equity Interest, Party C will be assigned from Party B the loan of RMB 6,000,000 which was borrowed by Party B from Party A; and Party C agrees to enter into a loan agreement with Party A according to terms and conditions required by Party A in order to specify the rights and obligations regarding such loan.

1.4	According to clause 1.3 of the Agreement, Party A, Party B and Party C agrees that the purchase price of the Transferred Equity Interest under this Agreement shall be deemed as having been paid on the date of the Agreement, and Party C shall be free from any further payment to Party B additionally with respect to the Transferred Equity Interest.

1.5	Party A, Party B and Party C agree that on the date of this Agreement, Party C shall be the shareholder of Party D and be registered in the register of members of Party D.

1.6	Party E agrees to waive its preemptive right regarding the Transferred Equity Interest, and all Parties agree that the Original Loan Agreement, the Equity Interest Pledge Agreement, the Equity Interest Purchase Agreement and the Original Business Operation Agreement and corresponding power of attorney between them will be terminated (the aforementioned agreements will be address as “To-be-terminated Agreements” jointly) on the date of the signing of this Agreement; all Parties agree that To-be-terminated Agreements shall no longer have legal effect to the Parties and no pending rights and obligations related to To-be-terminated Agreements shall exist on the date of the signing of this Agreement; all Parties agree that upon termination of To-be-terminated Agreements, all Parties agree to waive any rights and obligations (if applicable) raised by the implementation and termination of To-be-terminated Agreements. Party B will be no longer the shareholder of Party D and then no longer to have the rights or undertake the obligations of a shareholder of Party D on the date of the signing of this Agreement.

1.7	As of the date of this Agreement, Party C will be the shareholder of Party D and shall agree to enter into the Equity Interest Pledge Agreement and the Equity Interest Purchase Agreement with Party A according to Party A’s requirement and enter into a business operation agreement and a power of attorney with Party A and Party D according to Party A’s requirement.

1.8	In case that Party B should bear any tax or tax obligations raised by exchanges under this agreement, Party A, Party C and Party D herein agree to fully bear and reimburse the tax, overdue fine and other cost raised by such incidents to protect Party B from any lost and bear joint liability to Party B on this matter.

2.	Representations, Warranties and Undertakings

2.1	Party B hereby represents, warrants and undertakes that:

(1)	Party B is the only lawful holder of the Transferred Equity Interest and has the power and right to execute, deliver this Agreement and perform the obligations hereunder. This Agreement will legally and validly bind Party B and is enforceable according to its provisions;

(2)	Party B has not sold, transferred, pledged or otherwise disposed of its equity interests or other interests in Party D, or permitted setting up encumbrances thereon except the equity interest pledge and other third party rights setting up for the interest of Party A;

(3)	Party B agrees to pass a resolution at the shareholders’ meeting of Party D regarding the transfer of the Transferred Equity Interest; and

(4)	Party B agrees to assist Party C in the amendment of registration with relevant Industry and Commerce administrative authorities regarding the Transferred Equity Interest after signing the Agreement.

2.2	Party C hereby represents, warrants and undertakes that:

(1)	Party C has the power and right to execute, deliver this Agreement and perform the obligations thereunder. This Agreement will legally and validly bind Party C and is enforceable according to its provisions;

(2)	Party C agrees to enter into a loan agreement with Party A according to terms and conditions agreed by Party A; and

(3)	Party C, as the shareholder of Party D, agrees to pledge all its equity interest in Party D to Party A and authorize Party A the option to purchase such equity interest; and Party C agrees to enter into the Equity Interest Pledge Agreement, the Equity Interest Purchase Agreement a business operation agreement and POA according to Party A’s requirement on the date of this Agreement.

3.	Non-disclosure Obligation

All parties acknowledge and confirm that any verbal or written materials switched from each other in relation to the Agreement shall be confidential. Each party shall keep all such materials confidential and shall not disclose any information to any third party without prior obtaining other parties’ written consent, except in the following situations:

(a)	Information which the public is aware of or should be aware of, while only which is not disclosed by the information receipt to the public in liberty;

(b)	Information which the law or rules of security exchange requires disclosure; or

(c)	If any party is required to disclose such information to its legal or financial counsel regarding the transaction in the Agreement, such legal or financial counsel shall have the similar non-disclose obligation to this term. Any revelation from the working staff or engaged institution of any party shall be deemed as revelation from such party and it shall bear the default liability of the Agreement. This term will survive any invalidity, dissolution, termination or unenforceability of the Agreement regardless reasons.

4.	Notices

Notices or other communications required to be given by any party pursuant to the Agreement shall be in written and delivered personally or mail or facsimile to the following addresses of other party or other address as the sending party has been notified by other party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the seventh (7th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

Party A: Beijing AmazGame Age Internet Technology Co., Ltd.

Address: No. 1210, Building 3, No. 3 Xijing Road, Badachu High-Tech Zone, Shijingshan District, Beijing

Postal Code: 100043

Party B: Tao Wang

Address: East wing, Yan Jing Restaurant, No.29 Shijingshan Road, Shijingshan District, Beijing

Postal Code: 100043

Party C: Beijing Century High-Tech Investment Co., Ltd.

Address: No.1 Zhong Guan Cun Dong Lu, Sohu Internet Plaza 10-08, Haidian District, Beijing

Postal Code: 100190

Party D: Beijing Gamease Age Digital Technology Co., Ltd.

Address: Floor 2, East wing, Yan Jing Restaurant, No.29 Shijingshan Road, Shijingshan District, Beijing

Postal Code: 100043

Party E: Dewen Chen

Address: B Tower, Changyou Building, No.65 Bajiao East Road, Shijingshan District, Beijing

Postal Code: 100043

5.	Applicable Law and Dispute Resolution

5.1	The execution, validity, performance and interpretation of the Agreement and the disputes resolution under the Agreement shall be governed by PRC laws

5.2	Any dispute arises from the execution of the Agreement or in relation to the Agreement shall be settled through friendly negotiation.

5.3	In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to Beijing Arbitration Commission in accordance with its then effective rules. The arbitration award shall be final and bind each party and each party shall perform the arbitration award accordingly. Each party shall have the rights and perform the obligations of the Agreement other than the dispute matter while any dispute is raised or in process of arbitration.

6.	Others

6.1	The heading of the Agreement are for the convenience of reference only and shall not be used to explain, interpret or otherwise affect the meaning of each provision of the Agreement.

6.2	Each party confirm that the Agreement constitutes the entire agreement and consent of the content of the Agreement upon effectiveness and replaces the entire verbal or/and written agreement and consent in relation to the content of the Agreement before the Agreement becoming effective.

6.3	The Agreement shall bind each party and their heirs, successors and permitted assignees, and is established only for the interest of the aforesaid.

6.4	Any delay of performing its rights under the Agreement shall not be deemed as a waiver of such right or affect its future performing of the rights.

6.5	If any provision of this Agreement is judged by courts or arbitration institution which have jurisdiction as void, invalid or non-enforceable shall not affect or impair the validity and enforceability of other provisions. However, each party of the Agreement shall cease performing such void, invalid or non-enforceable provisions and shall amend such provisions to the extent that such matter and situation are valid and enforceable within the scope of nearing the original meaning of the provisions.

6.6	Any matters excluded in this Agreement shall be negotiated by the Parties. Any amendment and supplement of this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

6.7	This Agreement is executed with five (5) original copies; each party holds one (1) original copy and each original copy has the same legal effect.

IN WITNESS THEREFORE, the parties hereof have caused this Agreement to be executed by themselves or their legal representatives or their duly authorized representatives as of the date first written above.

[Signing Page]

Party A: Beijing AmazGame Age Internet Technology Co., Ltd.

(seal)

Signature:

Party B: Tao Wang

Signature:

Party C: Beijing Century High-Tech Investment Co., Ltd.

Signature:

Party D: Beijing Gamease Age Digital Technology Co., Ltd.

(seal)

Signature:

Party E: Dewen Chen

Signature: